Exhibit 23



                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-69648) of IKON Office Solutions, Inc. of our report dated June 26, 2002 relating to the financial statements of the IKON Office Solutions, Inc. Retirement Savings Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

Philadelphia, PA
June 28, 2002